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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): DECEMBER 31, 2003


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-26091                52-2135448
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


      110 TURNPIKE ROAD, SUITE 203                                 01581
       WESTBOROUGH, MASSACHUSETTS                               (Zip Code)
(Address of principal executive offices)


                                 (508) 871-7046
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

TC PipeLines, LP ("Partnership") owns a 30% general partner interest in Northern Border Pipeline Company ("Northern Border Pipeline"). The remaining 70% is owned by Northern Border Partners, L.P. ("Northern Border Partners"), a publicly traded limited partnership controlled by affiliates of Enron Corp.

On December 31st, 2003, Northern Border Pipeline filed with the Securities and Exchange Commission ("SEC") a current report on Form 8-K stating that the SEC issued an order on December 29th, 2003 denying two applications filed by Enron seeking exemption under Section 3(a)(1), 3(a)(3) and 3(a)(5) of the Public Utility Holding Company Act of 1935 ("PUHCA"). As set forth in more detail below, Enron has filed today for an exemption under Section 3(a)(4) of PUHCA, based on the temporary nature of the applicants' current or proposed interest in Portland General Electric Company ("PGE"), as described in Enron's and certain of its subsidiaries' chapter 11 plan.

Two of Northern Border Partners' general partners, Northern Plains Natural Gas Company ("Northern Plains") and Pan Border Gas Company ("Pan Border"), are owned by Enron Corp. ("Enron"). In addition, all of the common stock of PGE is owned by Enron. As the owner of PGE's common stock, Enron is a holding company for purposes of PUHCA. If Enron does not qualify for an exemption under PUHCA it must register as a holding company and PUHCA would impose a number of restrictions on the operations of registered holding company systems that would affect Enron and its subsidiaries, including Northern Plains and Pan Border. Additionally, because of the voting interest held by Enron through its general partner interests in Northern Border Partners, Northern Border Partners and certain of its subsidiaries, including Northern Border Pipeline, would also presumptively become subsidiaries within the Enron holding company system.

On December 29, 2003, the SEC issued an order denying two applications filed by Enron seeking exemption as a public utility holding company under Sections 3(a)(1), 3(a)(3) and 3(a)(5) of PUHCA. The SEC order found, relative to the application under Section 3(a)(1), that Enron's subsidiary, PGE, is not predominantly and substantially intrastate in character and does not carry on business substantially in a single state. Relative to the application under Sections 3(a)(3) and 3(a)(5), the SEC found that Enron was unable to establish that it is only incidentally a holding company and that it derives no material part of its income from an electric utility subsidiary.

On December 31, 2003, Enron and other related entities filed an application under Section 3(a)(4) of PUHCA. This application claims, for each of the applicants, an exemption as a public utility holding company based on the temporary nature of the applicants' current or proposed interest in PGE under the chapter 11 plan filed by Enron and certain of its subsidiaries.

In its current report on Form 8-K, Northern Border Pipeline states that under
Section 3(c) of PUHCA, Northern Border Partners and its subsidiaries, including Northern Border Pipeline, are entitled to a temporary exemption from PUHCA until the SEC has acted on the Section 3(a)(4) application.

For further discussion of potential impacts to us if Northern Border Pipeline is found subject to the potential restrictions imposed by PUHCA, please read Management's Discussion and Analysis of Financial Condition and Results of Operations of our quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and our 8-K filed April 17, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               TC PipeLines, LP

                                           By: TC PipeLines GP, Inc.,
                                               its general partner


Dated: December 31, 2003                   By: /s/ Maryse St.-Laurent
                                               ---------------------------
                                               Maryse St.-Laurent
                                               Secretary



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